Exhibit 10.1

Referral/Commission Agreement

THE PARTIES TO THIS AGREEMENT ARE:

The Agent:                 RJPC GROUP INC.

The Company:

RVPLUS INC, HOLDING COMPANY OF ECCO2TECH

The Agent may from time to time refer parties to aid in the process of funding, business development and consulting efforts to the Company for a referral fee.

THIS AGREEMENT is made as of March 23., 2013, by and between "RVPLUS Inc.", (the "Company") and RJPC GROUP, INC. (The "Agent").

The Parties agree to the following:

Agent shall arrange all necessary resources to secure funding, for a target amount of USD $500,000,000.00. Agent shall arrange and expeditiously coordinate these calls and meeting with entities and consultants in effort to secure grants, loan guarantees, or equity (collectively referred to as "funding") for Company.

1.        Fees are as follows:

(a)          AGENT FEE - Ten percent (10%) of the net value of funding to the Company shall be paid to Agent as a direct result of funding.

(b)          CONSULTANT FEE - Ten percent (10%) of the net value of funding to the Company shall be paid to GC Barnes Group LLC, Washington ("Affiliate") as a direct result of funding.

(c)           ADDITIONAL FEES - Subsequent services provided to Company shall not be subject to any fee except where company request new funding or business development is by mutual agreement between Agent and Company.

2.        Upon receipt of funding to Company Agent Fee (section 1.a) and Consultant Fee (section 1.b) is due. The Agent and Affiliate shall issue an invoice to the Company and payment shall be effected within thirty (30) days of submission of said invoice. Agent or Affiliate may choose to be paid by cash, Company stock or options, and/or cash equivalent.

3.        Placement of advertisements and referral methods for the Company by Agent or Affiliate shall be approved by an official from Company for any intellectual properties being publicized, published, or distributed regarding business affairs associated to this agreement. However, in order to solicit, the Agents shall not make promises or issue any warranty either expressed or implied pertaining to the financial goals, goods or services offered by the Company unless authorized in writing by the Company to do so.

RJPC GROUP INC. 2305 Hancock Dr, Austin Texas 78756 Ph. 512.900.4391

4.         The relationship between the parties shall at all times be that of independent contractors. No employment, partnership or joint venture relationship is formed by this referral agreement and at no time may the Agent position itself as affiliated to the Company, except as an independent referrer. In view of this independent relationship the Agent shall not enter into -any agreements on behalf of the Company, shall make no warranty either expressed or implied on behalf of the Company and shall not incur any expenses on behalf of the Company.

5.         This referral agreement does not grant exclusive rights to the Agent to act as referrer on behalf of the Company and the Agent shall have no rights under any other agreements entered into by the Company with other Agents.

6.         The Agent agrees not to disclose any confidential information pertaining to the Company's goods or services nor that of prospective or existing customers to any third party. The Agent may do follow-up enquiries with its referred customers to confirm their progress and to gather feedback about their experience with the Company's goods or services as supplied.

7.         Either party may terminate this referral agreement at any time by giving the other party ten (10) days prior written notice. Upon termination by either party all outstanding referral fees due to the Agent at that time shall be settled in full within thirty (30) days.

8.         Each party shall indemnify, defend and hold the other party (and any other relation to the other party) harmless against any and all claims of whatsoever nature arising from misrepresentation, default, misconduct, failure to perform or any other act related to this agreement.

9.         This agreement constitutes the whole agreement between the parties and any alteration must be in writing and signed by both parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives, as of the Effective Date.

Signed on this 21 day of MARCH 2013.

Company		RJPC Group

By:	/s/ Cary Lee Peterson	By:
Name:	Cary Lee Peterson	Name:
Title:	Chairman-CEO	Title:
Date:	21 March 2013	Date:

This Agreement can be signed in counterparts with the same force and effect as if their signatures appeared on the same document.

RJPC GROUP INC. 2305 Hancock Dr, Austin Texas 78756 Ph. 512.900.4391